                             EXHIBIT 1.A.(8)(m)(i)


    AMENDMENT TO PARTICIPATION AGREEMENT AMONG VARIABLE INSURANCE PRODUCTS
        FUNDS AND VARIABLE INSURANCE PRODUCTS II, FIDELITY DISTRIBUTORS
                  CORPORATION, AND PFL LIFE INSURANCE COMPANY

                        Participation Agreement Addendum

                                   SCHEDULE A
                                   ----------
                                    Accounts
                                    --------

This Schedule shall be effective as of the date of the last signature below, and replaces and supersedes Schedule A to the Participation Agreement dated April 1, 1991 (as amended) among Variable Insurance Products Fund, Variable Insurance Products Fund II, Fidelity Distributors Corporation and PFL Life Insurance Company.

                                                                      Date of Resolutions of
                                                                       Company's Board which
       Name of Contracts                 Name of Accounts            established the Accounts
-------------------------------  --------------------------------  -------------------------------
Fidelity Income Plus                    Fidelity Variable             August 24, 1979 (by an
 Individual Variable Annuity             Annuity Account              affiliate subsequently
 Contracts                                                            acquired by the Company)


PFL Endeavor Individual and              PFL Endeavor VA
 Group Variable Annuity                  Separate Account                January 19, 1990
 Contracts


PFL Endeavor Platinum                    PFL Endeavor VA
 Individual and Group Variable           Separate Account                January 19, 1990
 Annuity Contracts


PFL Retirement Builder           PFL Retirement Builder Variable
 Individual Variable Annuity             Annuity Account                  March 29, 1996
 Contracts


PFL Retirement Builder           PFL Retirement Builder Variable
 Immediate Variable Annuity              Annuity Account                  March 29, 1996
 Contracts


Portfolio Select Individual      PFL Retirement Builder Variable
 Variable Annuity Contracts              Annuity Account                  March 29, 1996


PFL Retirement Income Builder    PFL Retirement Builder Variable
 II Individual Variable                  Annuity Account                  March 29, 1996
 Annuity Contracts


Extra Individual and Group              PFL Life Variable                February 20, 1997
 Variable Annuity Contracts             Annuity Account C

Access Individual and Group             PFL Life Variable                February 20, 1997
  Variable Annuity Contracts            Annuity Account D

Select Advantage Individual             PFL Life Variable                February 20, 1997
 Variable Annuity Contracts             Annuity Account E

Advantage V                         PFL Corporate Account One             August 10, 1998

PFL Variable                       PFL Variable Life Account A             July 1, 1999
 Universal Life Policy

Legacy Builder Plus Variable     Legacy Builder Separate Account         November 20, 1998
 Universal Life Policy

In witness whereof, we have hereunto set our hand as of the dates indicated:

PFL Life Insurance Company                            Variable Insurance Products Fund
By:       /s/ William L. Busler                       By:      /s/Robert C. Pozen
          ---------------------                                ---------------------

Title:    President                                   Title:   Senior Vice President
          ---------------------                                ---------------------

Date:     March 22, 2000                              Date:    April 6, 2000
          ---------------------                                ---------------------


Fidelity Distributors Corporation                     Variable Insurance Products Fund II
By:       /s/ Kevin Kelly                             By:       /s/ Robert C. Pozen
          ---------------                                      ---------------------

Title:    Vice President                              Title:   Senior Vice President
          ---------------                                      ---------------------

Date:     April 6, 2000                               Date:    April 6, 2000
          ---------------                                      ---------------------